Filed Pursuant to Rule 433
Registration Nos. 333-139912
333-139912-01
PNC Funding Corp
$750,000,000 Floating Rate Senior Notes
Due 2012
Summary of Terms

Issuer	PNC Funding Corp
Guarantor	The PNC Financial Services Group, Inc.
Expected Ratings	A2 / A / A
Note Type	Senior Notes
Trade Date	January 25, 2007
Settlement Date (T+5 days)	February 1, 2007
Maturity Date	January 31, 2012
Principal Amount	$750,000,000
Price to Investors	100%
Pricing Benchmark	LIBOR, determined by Telerate 3750
Designated LIBOR Currency	U.S. Dollars
Index Maturity	Three months
Coupon	3M LIBOR + 14 bps
Interest Payment Period	Quarterly
Interest Payment Dates	Quarterly on each January 31, April 30, July 31, and October 31 of each year, commencing April 30, 2007 and ending on the Maturity Date
Initial Interest Rate	To be determined two London Business Days prior to settlement date
Interest Reset Periods and Dates	Quarterly, on each Interest Payment Date
Interest Determination Dates	Two London Business Days prior to each Interest Payment Date
Day Count Convention	Actual / 360
Payment Business Days	New York, London
Payment Convention	Adjusted Modified Following
Denominations	Minimum denominations of $1,000 with increments of $1,000 thereafter
Bookrunners	Citigroup Global Markets Inc., Goldman, Sachs & Co.
Billing and Delivery Agent	Goldman, Sachs & Co.
Listing	None
CUSIP Number	693476AZ6
PNC Funding Corp and The PNC Financial Services Group, Inc. have filed a registration statement (including a prospectus and preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read each of these documents and the other documents filed with the SEC and incorporated by reference in such documents for more complete information about PNC Funding Corp, The PNC Financial Services Group, Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Citigroup Global Markets Inc. and Goldman, Sachs & Co. will arrange to send you these documents if you call them by calling Citigroup Global Markets Inc. toll-free at 1-877-858-5407 or Goldman, Sachs & Co. toll-free at 1-866-471-2526.

PNC Funding Corp
$500,000,000 Floating Rate Senior Notes
Due 2014
Summary of Terms

Issuer	PNC Funding Corp
Guarantor	The PNC Financial Services Group, Inc.
Expected Ratings	A2 / A / A
Note Type	Senior Notes
Trade Date	January 25, 2007
Settlement Date (T+5 days)	February 1, 2007
Maturity Date	January 31, 2014
Principal Amount	$500,000,000
Price to Investors	100%
Pricing Benchmark	LIBOR, determined by Telerate 3750
Designated LIBOR Currency	U.S. Dollars
Index Maturity	Three months
Coupon	3M LIBOR + 20 bps
Interest Payment Period	Quarterly
Interest Payment Dates	Quarterly on each January 31, April 30, July 31, and October 31 of each year, commencing April 30, 2007 and ending on the Maturity Date
Initial Interest Rate	To be determined two London Business Days prior to settlement date
Interest Reset Periods and Dates	Quarterly, on each Interest Payment Date
Interest Determination Dates	Two London Business Days prior to each Interest Payment Date
Day Count Convention	Actual / 360
Payment Business Days	New York, London
Payment Convention	Adjusted Modified Following
Denominations	Minimum denominations of $1,000 with increments of $1,000 thereafter
Bookrunners	Citigroup Global Markets Inc., Goldman, Sachs & Co.
Billing and Delivery Agent	Goldman, Sachs & Co.
Listing	None
CUSIP Number	693476BA0
PNC Funding Corp and The PNC Financial Services Group, Inc. have filed a registration statement (including a prospectus and preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read each of these documents and the other documents filed with the SEC and incorporated by reference in such documents for more complete information about PNC Funding Corp, The PNC Financial Services Group, Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Citigroup Global Markets Inc. and Goldman, Sachs & Co. will arrange to send you these documents if you call them by calling Citigroup Global Markets Inc. toll-free at 1-877-858-5407 or Goldman, Sachs & Co. toll-free at 1-866-471-2526.